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                                                             EXHIBIT 23.(iii)


                         BEHRE DOLBEAR & COMPANY, INC.
                         Minerals Industry Consultants

______________________________________________________________________________

1801 Blake Street                                          Tel: (302) 620-0020
Suite 301                                                  Fax: (302) 620-0024
Denver, Colorado 80202



                                 March 25, 1997


Mr. William R. Wilson
Vice President Operations
Nevada Manhattan Mining, Inc.
410 17th Street, Suite 1375
Denver, Colorado 80202


Re:  Nevada Manhattan Mining, Inc. Registration Statement #333-17423
     Amendment #1.


Dear Mr. Wilson:

This letter confirms that the undersigned has reviewed the draft prospectus to be filed in connection with the Company's Form SB-2 registration statement and hereby consents to the use of this organization's name as disclosed in the facsimile draft of March 25, 1997, which we presume is part of Amendment No. 1 to the registration statement.

This letter shall also serve to confirm that the undersigned has received appropriate authorization from his organization to execute this letter, to provide the representation herein contained, and to authorize you to provide this letter to the Securities and Exchange Commission as evidence of same.


Sincerely,


BEHRE DOLBEAR & COMPANY, INC.


/s/ GARY G. VAN RIPER
---------------------------------------
Gary G. Van Riper
Vice President, Environmental Services


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